PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
David G. Danielson
April 20, 2022	240.552.9534

EAGLE BANCORP, INC. ANNOUNCES NET INCOME FOR
FIRST QUARTER 2022 OF $45.7 MILLION OR $1.42 PER DILUTED SHARE

BETHESDA, MD, Eagle Bancorp, Inc. (the "Company") (NASDAQ: EGBN), the parent company of EagleBank (the "Bank"), today announced net income of $45.7 million for the first quarter 2022 compared to net income of $41.6 million for the prior quarter and $43.5 million for the year-ago quarter. Net income was $1.43 per share (basic) and $1.42 per share (diluted) for the first quarter 2022, compared to basic and diluted shares of $1.30 per share for the prior quarter and $1.36 per share for the year-ago quarter.
The increase in earnings of $4.1 million from the prior quarter was primarily driven by a decrease in non-interest expense from an accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation to our former CEO and Chairman. The increase to earnings from this accrual reduction was partially offset by (in comparison to the prior quarter) a smaller reversal of the provision for credit losses on loans and a decline in noninterest income.
First Quarter 2022 Highlights
•Loans increased by $48.2 million from the prior quarter-end. This was the second consecutive quarterly increase.
•There was a reversal of $2.8 million from the provision for credit losses on loans. This was the fifth consecutive quarterly reversal.
•Salaries and employee benefits decreased $7.6 million from the prior quarter, primarily due to an accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation associated with our former CEO and Chairman.
•During the quarter, $1.1 billion of securities designated as available-for-sale ("AFS") were transferred to held-to-maturity ("HTM"), net of $66 million of unrealized losses, and a portion of securities purchased during the quarter were designated as securities HTM. At quarter-end, $1.2 billion, or 39.3% of the securities portfolio, was classified as securities HTM.
•The increase in the overall interest rate environment created unrealized losses in securities AFS that are recorded in accumulated other comprehensive income. As a result, shareholders' equity, book value per share and tangible book value per share declined from the prior quarter-end.

(Dollars in thousands, except per share)	As of or for the Three Months Ended			Percent Change
	March 31,	December 31,	March 31,	Q1-22	Q1-22
	2022	2021	2021	vs. Q4 21	vs. Q1 21
Income Statement
Net income	$45,744	$41,620	$43,469	9.9%	5.2%
Net income per diluted share	$1.42	$1.30	$1.36	9.2%	4.4%

Return on Average Assets	1.46%	1.32%	1.53%
Return on Average Common Equity	13.83%	12.30%	14.05%
Return on Average Tangible Common Equity[1]	14.99%	13.35%	15.33%
Net interest margin	2.65%	2.55%	2.98%
Efficiency Ratio[1]	35.28%	44.29%	40.74%

Balance Sheet
Assets	$11,212,943	$11,847,310	$11,127,864	(5.4)%	0.8%
Loans	7,113,807	7,065,598	7,526,689	0.7%	(5.5)%
Loans (excluding PPP loans)[2]	7,078,063	7,014,493	6,961,671	0.9%	1.7%
Deposits	9,586,259	9,981,540	9,198,844	(4.0)%	4.2%
Total Capital (to risk weighted assets)	15.72%	16.15%	17.86%

Per Share
Book value per share	$39.44	$42.28	$39.45	(6.7)%	—%
Tangible book value per share	$36.19	$38.97	$36.16	(7.1)%	0.1%

Asset quality
Allowance for credit losses to total loans	1.01%	1.06%	1.36%
Nonperforming assets ("NPAs") to total assets	0.23%	0.26%	0.51%
Net charge-off ratio to avg. loans (annualized)	0.03%	0.07%	0.27%

CEO Commentary
Susan G. Riel, President and Chief Executive Officer of Eagle Bancorp, Inc. commented, "The results for the first quarter represent a continuation of our strong performance from last year. Loan balances increased for a second consecutive quarter and asset quality metrics continue to improve."
"This quarter's loan growth was driven by growth from our CRE and C&I lending teams. We were also successful in migrating many of our construction loans into income producing CRE as projects were completed."
"Even with the completion of construction projects, our pipeline remains strong as unfunded commitments were up slightly to $2.1 billion at quarter-end. As more opportunities arise, our total risk-based capital of 15.72%, gives us ample room to continue to grow the loan portfolio."
"For our shareholders, we remain focused on increasing value and returning cash through dividends. At the end of the quarter, our board declared a dividend of $0.40 per share, which is a payout ratio of 28% based on first quarter earnings."
"We once again thank all of our employees for their commitment in serving the needs of our clients and communities. Additionally, we remain committed to a culture of respect, diversity and inclusion in both the workplace and the communities we serve."
1 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
2 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table under the subsection, "Total Loans."

Income Statement

•Net interest income was $80.5 million for the first quarter 2022, compared to $78.2 million for the prior quarter and $82.7 million for the year-ago quarter. The increase in net interest income from the prior quarter was driven by the deployment of excess liquidity into investment securities, partially offset by lower interest and fees on loans.

•Net interest margin was 2.65% for the first quarter 2022, compared to 2.55% for the prior quarter and 2.98% for the year-ago quarter. The increase in margin from the prior quarter was primarily attributable to an increase in the investment of excess liquidity into higher earning assets, including securities. Average securities (both securities AFS and securities HTM) were $730 million higher than in the prior quarter.
◦The yield on the loan portfolio was 4.35% for the first quarter 2022, compared to 4.45% for the prior quarter and 4.65% for the year-ago quarter. Loan yields were down 10 basis points from the prior quarter as higher yielding loans continued to be replaced by lower yielding loans, and the impact of rising rates on existing adjustable rate loans and new loans occurred later in the first quarter.
◦The cost of funds was 0.26% for first quarter 2022, compared to 0.26% for the prior quarter and 0.42% for the year-ago quarter. While it did not have much of an impact on the first quarter of 2022, in the last half of March, rates on most interest bearing demand deposit accounts were increased by 5 basis points and a Federal Home Loan Bank ("FHLB") advance of $150 million was repaid.

•Pre-provision net revenue ("PPNR"),3 a non-GAAP measure, was $56.9 million for the first quarter 2022, compared to $49.5 million for the prior quarter and $55.3 million for the year-ago quarter. As a percent of average assets, adjusted PPNR for the first quarter 2022 was 1.79%, compared to 1.56% for the prior quarter and 1.95% for the year-ago quarter. This increase in PPNR as a percent of average assets from the prior quarter was primarily attributable to lower noninterest expense driving the larger 15.0% increase in PPNR over the smaller 1.3% increase in average assets.

(Dollars in thousands)	Three Months Ended			Percent Change
	March 31,	December 31,	March 31,	Q1-22	Q1-22
	2022	2021	2021	vs. Q4 21	vs. Q1 21
Net interest income	$80,452	$78,186	$82,651	2.9%	(2.7)%
Noninterest income	7,453	10,574	10,587	(29.5)%	(29.6)%
Less: Noninterest expense	(31,012)	(39,309)	(37,987)	(21.1)%	(18.4)%
PPNR	$56,893	$49,451	$55,251	15.0%	3.0%

Average Assets	$12,700,993	$12,538,596	$11,517,836	1.3%	10.3%
PPNR to Avg. Assets (non-GAAP)	1.79%	1.56%	1.95%

3 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table below. An explanation of the reconciliations and the reasons why the Company believes this non-GAAP financial measure to be important for investors is included with the reconciliation tables accompanying this document.

•Provision for credit losses on loans was a reversal of $2.8 million for the first quarter 2022, compared to a reversal of $6.4 million for the prior quarter and a reversal of $2.4 million for the year-ago quarter. The first quarter 2022 reversal was primarily driven by improvements in the economic environment, and related adjustments to the quantitative components of the CECL model, in particular the lower modeled probability of default, as well as improvements in asset quality.

•Noninterest income was $7.5 million for the first quarter 2022, as compared to $10.6 million for the prior quarter and $10.6 million for the year-ago quarter. The decline in noninterest income from the prior quarter was primarily due to decreases in Federal Housing Administration ("FHA") multifamily income, lower gain on sale of investment securities and lower gain on sale of residential mortgage loans.

Residential mortgage loan locked commitments were $136.7 million, down from $163.0 million the prior quarter and down from $303.3 million for the year-ago quarter. As interest rates rose in the first quarter, the refinance activity slowed resulting in fewer locked loans.

•Noninterest expense was $31.0 million for the first quarter 2022 compared to $39.3 million for the prior quarter and $38.0 million for the year-ago quarter. The major changes from the prior quarter were as follows:
◦Salaries and employee benefits were $17.0 million, down $7.6 million from the prior quarter. The decrease was primarily due to the reduction of the $5.0 million accrual related to share-based compensation awards and deferred compensation for our former CEO and Chairman in the first quarter of 2022, because we believe any compensation related claims are now time barred under Maryland law. The accrual was originally recorded in the first quarter of 2019. Absent the accrual reduction, salaries and employee benefits were down $2.6 million4 from the prior quarter, primarily on lower incentive bonus accruals offset by increases in share based compensation and payroll taxes.
◦Legal, accounting and professional fees were $1.6 million, down $1.4 million from the prior quarter.

•Efficiency ratio5 was 35.3% for the first quarter 2022 compared to 44.3% for the prior quarter and 40.7% for the year-ago quarter. The improvement in the efficiency ratio from the prior quarter was primarily driven by the decrease in noninterest expense (see noninterest expense section above).

•Effective income tax rate for the first quarter 2022 was 23.4%, compared to 26.3% for the prior quarter and 25.1% for the year-ago quarter. The reduction in the effective tax rate from the prior quarter was attributable to the decrease in noninterest expense related to the accrual reduction discussed above in noninterest expenses. This accrual was not tax deductible when recorded, conversely there was no negative tax impact when the accrual was reduced.

Balance Sheet

•Total assets at March 31, 2022 were $11.2 billion, down 5.4% from a quarter ago and up 0.8% from a year ago. The decrease from the prior quarter-end was driven by the utilization of interest-bearing deposits with banks and other short-term investments to satisfy deposit outflows and the repayment of a $150 million FHLB advance.
4 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
5 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.

•Investment securities (AFS and HTM) had a balance of $2.9 billion at March 31, 2022, up 11.6% from a quarter ago and up 113.9% from a year ago. The increase from the prior quarter-end was primarily due to more excess liquidity being invested in higher earning assets in response to higher rates on investments available in the market during the quarter. Investments at quarter-end were $306 million higher than that of the prior quarter-end, and investments made during the first quarter of 2022 were primarily agency mortgage backed securities and agency bonds.

At quarter-end, securities HTM were $1.2 billion of investment securities (AFS and HTM). The transfer of securities from AFS to HTM and purchases of securities designated as HTM during the quarter will reduce the impact of changes in interest rates on capital and tangible capital.

•Total loans (excluding loans held for sale) were $7.1 billion as of March 31, 2022, up 0.7% from a quarter ago and down 5.5% from a year ago. Excluding PPP loans, loan balances were $7.1 billion as of March 31, 2022, up 0.9% from a quarter ago and up 1.7% from a year ago.6 The increase in loans, excluding PPP loans, from the prior quarter-end was driven by growth from commercial real estate ("CRE") loans and commercial & industrial loans ("C&I").

				Percent Change
(Dollars in thousands)	March 31,	December 31,	March 31,	Q1-22	Q1-22
	2022	2021	2021	vs. Q4 21	vs. Q1 21
Total loans, excluding loans held for sale (GAAP)	$7,113,807	$7,065,598	$7,526,689	0.7%	(5.5)%
Less: PPP loans (non-GAAP)	(35,744)	(51,105)	(565,018)
Total loans, excluding loans held for sale and PPP loans (non-GAAP)	$7,078,063	$7,014,493	$6,961,671	0.9%	1.7%

•Allowance for credit losses was 1.01% of total loans at March 31, 2022, compared to 1.06% a quarter ago, and 1.36% a year ago. The reduction in the allowance for credit losses as a percent of total loans from the prior quarter-end was primarily driven by the reversal of the allowance for credit losses.
Net charge-offs as a percent of average loans (excluding loans held for sale) (on an annualized basis), was 0.03% for the first quarter 2022, as compared to 0.07% a quarter ago, and 0.27% for the year-ago quarter. Net charge-offs for the quarter were $459 thousand.

•Nonperforming loans and assets: Both nonperforming loans and assets decreased compared to the prior quarter and the year-ago quarter as there were no new nonaccrual loans or assets added since the prior quarter-end and several nonaccrual loans from the prior quarter-end became current, were charged-off or paid-down.
◦Nonperforming loans as a percent of loans were 0.33% at March 31, 2022, compared to 0.41% a quarter ago and 0.69% a year ago.
◦Nonperforming assets as a percent of assets were 0.23% at March 31, 2022, compared to 0.26% a quarter ago and 0.51% a year ago.

6 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table below. An explanation of the reconciliations and the reasons why the Company believes this non-GAAP financial measure to be important for investors is included with the reconciliation tables accompanying this document.

•Total deposits were $9.6 billion at March 31, 2022, down 4.0% from a quarter ago and up 4.2% from a year ago. While deposits were down from prior quarter-end, average deposits for the quarter were up, and the deposit mix and cost of funds remains favorable.
◦Average noninterest bearing deposits to average total deposits was 36.1% for the first quarter 2022, compared to 36.3% a quarter ago and 32.0% for the year-ago quarter.

•Total shareholders’ equity was $1.3 billion at March 31, 2022, down 6.3% from a quarter ago, and up 0.4% from a year ago. The decrease in shareholders' equity from the prior quarter-end was primarily as a result of the increase in the overall interest rate environment, which created unrealized losses in investment securities available for sale, that are recorded in accumulated other comprehensive income. These reductions to equity were partially offset by retained earnings.
These same factors, along with the issuance of shares from share-based compensation, reduced book value and tangible book value from the prior quarter-end:
◦Book value per share was $39.44, down from $42.28 a quarter ago, and down from $39.45 a year ago.
◦Tangible book value per share7 was $36.19, down from $38.97 a quarter ago, and up from $36.16 a year ago.

•Dividends: On March 21, 2022, the Board of Directors declared a quarterly cash dividend of $0.40 per common share payable on April 29, 2022 to shareholders of record on April 11, 2022.

•Capital ratios for the Company remain strong and substantially in excess of regulatory minimum requirements. Regulatory ratios based on risk-weighted assets declined from the prior quarter as non-risk weighted cash was moved into risk-weighted securities and loans. Common capital ratios declined as rising rates created unrealized losses on securities AFS which negatively impacted common equity and tangible common equity.

	For the Company
				Well
	March 31,	December 31,	March 31,	Capitalized
	2022	2021	2021	Minimum
Regulatory Ratios
Total Capital (to risk weighted assets)	15.72%	16.15%	17.86%	10.00%
Tier 1 Capital (to risk weighted assets)	14.60%	15.02%	14.42%	8.00%
Common Equity Tier 1 (to risk weighted assets)	14.60%	15.02%	14.42%	6.50%
Tier 1 Capital (to average assets)	9.82%	10.19%	10.28%	5.00%

Common Capital Ratios
Common Equity Ratio	11.28%	11.40%	11.33%	—%
Tangible Common Equity Ratio	10.45%	10.60%	10.48%	—%

7 A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.

Additional financial information: The financial information that follows provides more detail on the Company’s financial performance for the three months ended March 31, 2022 as compared to the three months ended December 31, 2021 and March 31, 2021 as well as eight quarters of trend data. Persons wishing additional information should refer to the Company’s annual report on Form 10-K for the year ended December 31, 2021, and other reports filed with the Securities and Exchange Commission (the "SEC").
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through seventeen banking offices and five lending offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.

Conference call: Eagle Bancorp will host a conference call to discuss its first quarter 2022 financial results on Thursday, April 21, 2022 at 10:00 a.m. eastern time. The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code: 3149886, or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through May 5, 2022.

Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market (including the macroeconomic and other challenges and uncertainties resulting from the COVID-19 pandemic, including on our credit quality, asset and loan growth and broader business operations), interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters’ performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Income Statements:
Total interest income	$88,321	$86,230	$94,194
Total interest expense	7,869	8,044	11,543
Net interest income	80,452	78,186	82,651
Provision (reversal) for credit losses	(2,787)	(6,412)	(2,350)
Provision (reversal) for unfunded commitments	(11)	(632)	(442)
Net interest income after provision for credit losses	83,250	85,230	85,443
Noninterest income (before investment gain)	7,478	9,668	10,366
Gain (loss) on sale of investment securities	(25)	906	221
Total noninterest income	7,453	10,574	10,587
Total noninterest expense	31,012	39,309	37,987
Income before income tax expense	59,691	56,495	58,043
Income tax expense	13,947	14,875	14,574
Net income	$45,744	$41,620	$43,469

Per Share Data:
Earnings per weighted average common share, basic	$1.43	$1.30	$1.36
Earnings per weighted average common share, diluted	$1.42	$1.30	$1.36
Weighted average common shares outstanding, basic	32,033,280	31,950,320	31,869,655
Weighted average common shares outstanding, diluted	32,110,099	32,030,998	31,922,940
Actual shares outstanding at period end	32,079,474	31,950,092	31,960,379
Book value per common share at period end	$39.44	$42.28	$39.45
Tangible book value per common share at period end (1)	$36.19	$38.97	$36.16
Dividend per common share	$0.40	$0.40	$0.25

Performance Ratios (annualized):
Return on average assets	1.46%	1.32%	1.53%
Return on average common equity	13.83%	12.30%	14.05%
Return on average tangible common equity (1)	14.99%	13.35%	15.33%
Net interest margin	2.65%	2.55%	2.98%
Efficiency ratio (2)	35.28%	44.29%	40.74%

Other Ratios:
Allowance for credit losses to total loans (3)	1.01%	1.06%	1.36%
Allowance for credit losses to total nonperforming loans	301%	257%	195%
Nonperforming loans to total loans (3)	0.33%	0.41%	0.69%
Nonperforming assets to total assets	0.23%	0.26%	0.51%
Net charge-offs (annualized) to average total loans (3)	0.03%	0.07%	0.27%
Average noninterest bearing deposits to average deposits	36.1%	36.3%	32.0%
Yield on loans(3)	4.35%	4.45%	4.65%
Cost of funds	0.26%	0.26%	0.42%

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Continued) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Capital Ratios
Common equity to total assets	11.28%	11.40%	11.33%
Tier 1 capital (to average assets)	9.82%	10.19%	10.28%
Total capital (to risk weighted assets)	15.72%	16.15%	17.86%
Common equity tier 1 capital (to risk weighted assets)	14.60%	15.02%	14.42%
Tangible common equity ratio (1)	10.45%	10.60%	10.48%

Loan Balances - Period End:
Commercial and Industrial	$1,377,615	$1,354,317	$1,398,155
PPP loans	$35,744	$51,105	$565,018
Commercial real estate - income producing	$3,543,795	$3,385,298	$3,430,077
Commercial real estate - owner occupied	$1,104,982	$1,087,776	$1,012,457
1-4 Family mortgage	$72,238	$73,966	$71,209
Construction - commercial and residential	$783,101	$896,319	$829,481
Construction - C&I (owner occupied)	$140,282	$159,579	$152,240
Home equity	$54,804	$55,811	$67,167
Other consumer	$1,246	$1,427	$885

Average Balances:
Total assets	$12,700,993	$12,538,596	$11,517,836
Total earning assets	$12,326,472	$12,180,872	$11,236,440
Total loans(3)	$7,053,701	$6,890,414	$7,726,716
Total deposits	$10,874,976	$10,670,205	$9,601,249
Total borrowings	$371,987	$402,393	$573,750
Total shareholders’ equity	$1,341,626	$1,342,525	$1,254,780

Asset Quality:
Net charge-offs	$459	$1,165	$5,284
Non-performing loans	$23,750	$29,208	$52,276
Other real estate owned	$1,635	$1,635	$4,987
Non-performing assets	$25,386	$30,843	$57,262
(1) A reconciliation of non-GAAP financial measures to the nearest non-GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income. The efficiency ratio measures a bank’s overhead as a percentage of its revenue.
(3) Excludes loans held for sale.

GAAP Reconciliation (unaudited)
(dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2022	2021	2021
Common shareholders' equity	$1,265,274	$1,350,775	$1,260,833
Less: Intangible assets	(104,241)	(105,793)	(105,179)
Tangible common equity	$1,161,033	$1,244,982	$1,155,654

Book value per common share	$39.44	$42.28	$39.45
Less: Intangible book value per common share	(3.25)	(3.31)	(3.29)
Tangible book value per common share	$36.19	$38.97	$36.16

Total assets	$11,212,943	$11,847,310	$11,127,864
Less: Intangible assets	(104,241)	(105,793)	(105,179)
Tangible assets	$11,108,702	$11,741,517	$11,022,685

Tangible common equity ratio	10.45%	10.60%	10.48%

Allowance for credit losses	$71,505	$74,965	$102,070

Total loans, excluding loans held for sale	$7,113,807	$7,065,598	$7,526,689
Less: PPP loans (non-GAAP)	(35,744)	(51,105)	(565,018)
Total loans excluding PPP loans (non-GAAP)	$7,078,063	$7,014,493	$6,961,671

Allowance for credit losses:
As a % of total loans (GAAP)	1.01%	1.06%	1.36%
As a % of total loans excl. PPP loans (non-GAAP)	1.01%	1.07%	1.47%

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Average common shareholders' equity	1,341,626	$1,342,525	$1,254,780
Less: Average intangible assets	(104,246)	(105,565)	(105,164)
Average tangible common equity	$1,237,380	$1,236,960	$1,149,616

Net Income Available to Common Shareholders	$45,744	$41,620	$43,469
Return on Average Tangible Common Equity(1)	14.99%	13.35%	15.33%

Net interest income	$80,452	$78,186	$82,651
Noninterest income	7,453	10,574	10,587
Operating revenue	$87,905	$88,760	$93,238
Noninterest expense	$31,012	$39,309	$37,987
Efficiency ratio	35.3%	44.3%	40.7%

Salaries and employee benefits	$17,019	$24,608
Accrual reduction for former CEO and Chairman	5,018	—
Adj. Salaries and employee benefits (non-GAAP)	$22,037	$24,608
Change	$(2,571)
(1)Periods of less than a year are annualized.

Non-GAAP Reconciliation (unaudited) - Continued
Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures.
Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure.
Total loans excluding PPP loans is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Total loans excluding PPP loans by subtracting the total amount of outstanding PPP loans from the amount of total loans, excluding loans held for sale. The Company considers this information important to shareholders because it allows investors to see changes in the Company's loan growth without the impact of the PPP loans, which were loan products specific to relief efforts in response to the COVID-19 pandemic. Excluding the impact of PPP loans also allows investors to better compare the Company's loan growth to historical periods prior to the pandemic. The table in the "Balance Sheet" section of this earnings release and the table above provides a reconciliation of total loans excluding PPP loans to the nearest GAAP measure.
Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures.
Adjusted Salaries and Employee Benefits is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Adjusted Salaries and Employee Benefits by subtracting from total salaries and employee benefits the one-time accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation for the Company's former CEO and Chairman in the first quarter of 2022. The Company considers this information important to shareholders because the accrual reduction was a one-time event that occurred during the first quarter of 2022. The Adjusted Salaries and Employee Benefits non-GAAP measure provides investors insight into how salaries and employee benefits changed during the first quarter of 2022 exclusive of the one-time accrual reduction, and allows investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of Adjusted Salaries and Employee Benefits to the nearest GAAP measure.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	March 31,	December 31,	March 31,
Assets	2022	2021	2021
Cash and due from banks	$12,140	$12,886	$9,112
Federal funds sold	27,359	20,391	25,785
Interest bearing deposits with banks and other short-term investments	682,883	1,680,945	1,708,374
Investment securities available for sale at fair value (amortized cost of $1,877,129 , $2,652,667, and $1,370,927, net of allowance for credit losses of $18, $620 and $78 as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively)	1,774,816	2,623,408	1,369,107
Investment securities held to maturity (fair value of $1,144,505, $0 and $0, net of allowance for credit losses of $817, $0 and $0, as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively)	1,154,216	—	—
Federal Reserve and Federal Home Loan Bank stock	29,026	34,153	33,978
Loans held for sale	25,504	47,218	142,196
Loans	7,113,807	7,065,598	7,526,689
Less allowance for credit losses	(71,505)	(74,965)	(102,070)
Loans, net	7,042,302	6,990,633	7,424,619
Premises and equipment, net	14,014	14,557	15,045
Operating lease right-of-use assets	28,969	30,555	30,707
Deferred income taxes	66,807	43,174	44,623
Bank owned life insurance	109,415	108,789	77,119
Intangible assets, net	104,241	105,793	105,179
Other real estate owned	1,635	1,635	4,987
Other assets	139,616	133,173	137,033
Total Assets	$11,212,943	$11,847,310	$11,127,864
Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$2,951,594	$3,277,956	$2,594,334
Interest bearing transaction	888,598	777,255	862,709
Savings and money market	5,047,548	5,197,247	4,875,840
Time deposits	698,519	729,082	865,961
Total deposits	9,586,259	9,981,540	9,198,844
Customer repurchase agreements	28,293	23,918	20,061
Other short-term borrowings	150,000	300,000	300,000
Long-term borrowings	69,701	69,670	218,175
Operating lease liabilities	33,935	35,501	33,338
Reserve for unfunded commitments	4,369	4,379	5,056
Other liabilities	75,112	81,527	91,557
Total liabilities	9,947,669	10,496,535	9,867,031
Shareholders' Equity
Common stock, par value $.01 per share; shares authorized 100,000,000, shares issued and outstanding 32,079,474, 31,950,092, and 31,960,379 respectively	318	316	316
Additional paid in capital	437,820	434,640	428,917
Retained earnings	963,140	930,061	833,598
Accumulated other comprehensive loss	(136,004)	(14,242)	(1,998)
Total Shareholders' Equity	1,265,274	1,350,775	1,260,833
Total Liabilities and Shareholders' Equity	$11,212,943	$11,847,310	$11,127,864

Eagle Bancorp, Inc.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Interest Income
Interest and fees on loans	$75,830	$77,625	$89,238
Interest and dividends on investment securities	11,430	7,327	4,395
Interest on balances with other banks and short-term investments	1,057	1,272	553
Interest on federal funds sold	4	6	8
Total interest income	88,321	86,230	94,194

Interest Expense
Interest on deposits	6,359	6,484	7,899
Interest on customer repurchase agreements	13	17	11
Interest on other short-term borrowings	460	506	495
Interest on long-term borrowings	1,037	1,037	3,138
Total interest expense	7,869	8,044	11,543
Net Interest Income	80,452	78,186	82,651
Provision / (Reversal) for Credit Losses	(2,787)	(6,412)	(2,350)
Provision / (Reversal) for Unfunded Commitments	(11)	(632)	(442)
Net Interest Income After Provision For Credit Losses	83,250	85,230	85,443

Noninterest Income
Service charges on deposits	1,286	1,259	977
Gain on sale of loans	1,492	2,057	5,178
Gain (loss) on sale of investment securities	(25)	906	221
Increase in the cash surrender value of bank owned life insurance	627	630	389
Other income	4,073	5,722	3,822
Total noninterest income	7,453	10,574	10,587

Noninterest Expense
Salaries and employee benefits	17,019	24,608	21,769
Premises and equipment expenses	3,128	3,755	3,618
Marketing and advertising	1,064	1,286	886
Data processing	2,880	3,258	2,814
Legal, accounting and professional fees	1,561	2,987	2,999
FDIC insurance	1,058	311	2,428
Other expenses	4,302	3,104	3,473
Total noninterest expense	31,012	39,309	37,987
Income Before Income Tax Expense	59,691	56,495	58,043
Income Tax Expense	13,947	14,875	14,574
Net Income	$45,744	$41,620	$43,469

Earnings Per Common Share
Basic	$1.43	$1.30	$1.36
Diluted	$1.42	$1.30	$1.36

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (Unaudited)
(Dollars in thousands)
	Three Months Ended March 31,
	2022			2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$2,403,017	$1,057	0.18%	$2,103,679	$553	0.11%
Loans held for sale (1)	26,887	219	3.26%	104,784	739	2.82%
Loans (1) (2)	7,053,701	75,611	4.35%	7,726,716	88,499	4.65%
Investment securities available for sale (2)	2,794,681	11,280	1.64%	1,268,952	4,395	1.40%
Investment securities held to maturity (2)	24,011	150	2.53%	—	—	—%
Federal funds sold	24,176	4	0.07%	32,309	8	0.10%
Total interest earning assets	12,326,473	88,321	2.91%	11,236,440	94,194	3.40%
Total noninterest earning assets	449,625			390,775
Less: allowance for credit losses	75,105			109,379
Total noninterest earning assets	374,520			281,396
TOTAL ASSETS	$12,700,993			$11,517,836
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$754,833	$322	0.17%	$771,321	$427	0.22%
Savings and money market	5,476,721	3,723	0.28%	4,839,348	3,970	0.33%
Time deposits	722,646	2,314	1.30%	921,208	3,503	1.54%
Total interest bearing deposits	6,954,200	6,359	0.37%	6,531,877	7,900	0.49%
Customer repurchase agreements	25,628	13	0.21%	20,615	11	0.22%
Other short-term borrowings	276,669	460	0.67%	300,003	495	0.66%
Long-term borrowings	69,690	1,037	5.95%	253,132	3,137	4.96%
Total interest bearing liabilities	7,326,187	7,869	0.44%	7,105,627	11,543	0.66%
Noninterest bearing liabilities:
Noninterest bearing demand	3,920,776			3,069,372
Other liabilities	112,404			88,057
Total noninterest bearing liabilities	4,033,180			3,157,429
Shareholders’ equity	1,341,626			1,254,780
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,700,993			$11,517,836
Net interest income		$80,452			$82,651
Net interest spread			2.47%			2.74%
Net interest margin			2.65%			2.98%
Cost of funds			0.26%			0.42%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.7 million and $7.8 million for the three months ended March 31, 2022 and March 31, 2021, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
Income Statements:	2022	2021	2021	2021	2021	2020	2020	2020
Total interest income	$88,321	$86,230	$89,152	$94,920	$94,194	$94,680	$93,833	$97,672
Total interest expense	7,869	8,044	10,107	10,288	11,543	13,262	14,795	16,309
Net interest income	80,452	78,186	79,045	84,632	82,651	81,418	79,038	81,363
Provision (reversal) for credit losses	(2,787)	(6,412)	(8,203)	(3,856)	(2,350)	4,917	6,607	19,737
Provision (reversal) for unfunded commitments	(11)	(632)	716	(761)	(442)	406	(2,078)	940
Net interest income after provision for credit losses	83,250	85,230	86,532	89,249	85,443	76,095	74,509	60,686
Noninterest income (before investment gain (loss))	7,478	9,668	6,780	10,607	10,366	9,722	17,729	11,782
Gain on sale of investment securities	(25)	906	1,519	318	221	165	115	713
Total noninterest income	7,453	10,574	8,299	10,925	10,587	9,887	17,844	12,495
Salaries and employee benefits	17,019	24,608	22,145	19,876	21,769	20,151	19,388	17,104
Premises and equipment	3,128	3,755	3,859	3,644	3,618	3,301	5,125	3,468
Marketing and advertising	1,064	1,286	1,013	980	886	1,161	928	1,111
Other expenses	9,801	9,660	9,358	10,994	11,714	10,396	11,474	13,209
Total noninterest expense	31,012	39,309	36,375	35,494	37,987	35,009	36,915	34,892
Income before income tax expense	59,691	56,495	58,456	64,680	58,043	50,973	55,438	38,289
Income tax expense	13,947	14,875	14,847	16,687	14,574	12,081	14,092	9,433
Net income	$45,744	$41,620	$43,609	$47,993	$43,469	$38,892	$41,346	$28,856
Per Share Data:
Earnings per weighted average common share, basic	$1.43	$1.30	$1.36	$1.50	$1.36	$1.21	$1.28	$0.90
Earnings per weighted average common share, diluted	$1.42	$1.30	$1.36	$1.50	$1.36	$1.21	$1.28	$0.90
Weighted average common shares outstanding, basic	32,033,280	31,950,320	31,959,357	31,962,819	31,869,655	32,037,099	32,229,322	32,224,695
Weighted average common shares outstanding, diluted	32,110,099	32,030,998	32,030,527	32,025,110	31,922,940	32,075,175	32,250,885	32,240,825
Actual shares outstanding at period end	32,079,474	31,950,092	31,947,458	31,961,573	31,960,379	31,779,663	32,228,636	32,224,756
Book value per common share at period end	$39.44	$42.28	$41.68	$40.87	$39.45	$39.05	$37.96	$36.86
Tangible book value per common share at period end (1)	$36.19	$38.97	$38.39	$37.58	$36.16	$35.74	$34.70	$33.62
Dividend per common share	$0.40	$0.40	$0.40	$0.35	$0.25	$0.22	$0.22	$0.22
Performance Ratios (annualized):
Return on average assets	1.46%	1.32%	1.46%	1.68%	1.53%	1.39%	1.57%	1.12%
Return on average common equity	13.83%	12.30%	13.00%	14.92%	14.05%	12.53%	14.46%	9.84%
Return on average tangible common equity(1)	14.99%	13.35%	14.11%	16.25%	15.33%	13.69%	15.93%	10.80%
Net interest margin	2.65%	2.55%	2.73%	3.04%	2.98%	2.98%	3.08%	3.26%
Efficiency ratio (2)	35.3%	44.3%	41.7%	37.1%	40.7%	38.3%	38.1%	37.2%
Other Ratios:
Allowance for credit losses to total loans (3)	1.01%	1.06%	1.21%	1.28%	1.36%	1.41%	1.40%	1.36%
Allowance for credit losses to total nonperforming loans	301%	257%	265%	187%	195%	180%	190%	185%
Nonperforming loans to total loans (3)	0.33%	0.41%	0.46%	0.68%	0.69%	0.79%	0.74%	0.74%
Nonperforming assets to total assets	0.23%	0.26%	0.31%	0.50%	0.51%	0.59%	0.62%	0.69%
Net charge-offs (annualized) to average total loans (3)	0.03%	0.07%	0.08%	0.30%	0.27%	0.28%	0.26%	0.36%
Tier 1 capital (to average assets)	9.82%	10.19%	10.58%	10.65%	10.28%	10.31%	10.82%	10.63%
Total capital (to risk weighted assets)	15.72%	16.15%	16.59%	17.98%	17.86%	17.04%	16.72%	16.26%
Common equity tier 1 capital (to risk weighted assets)	14.60%	15.02%	15.33%	14.67%	14.42%	13.49%	13.19%	12.80%
Tangible common equity ratio (1)	10.45%	10.60%	10.68%	11.07%	10.48%	10.31%	11.18%	11.17%
Average Balances (in thousands):
Total assets	$12,700,993	$12,538,596	$11,826,326	$11,453,080	$11,517,836	$11,141,826	$10,473,595	$10,326,709
Total earning assets	$12,326,472	$12,180,872	$11,486,280	$11,152,933	$11,236,440	$10,872,259	$10,205,939	$10,056,500
Total loans(3)	$7,053,701	$6,890,414	$7,055,621	$7,382,238	$7,726,716	$7,896,324	$7,910,260	$8,015,751
Total deposits	$10,874,976	$10,670,206	$9,948,114	$9,530,909	$9,601,249	$9,227,733	$8,591,912	$8,482,718
Total borrowings	$371,987	$402,393	$448,697	$536,926	$573,750	$596,307	$596,472	$598,463
Total shareholders’ equity	$1,341,626	$1,342,525	$1,331,022	$1,290,029	$1,254,780	$1,235,174	$1,211,145	$1,179,452
(1) See footnote (1) for Consolidated Financial Highlights.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.